Exhibit 99.1

indie Semiconductor Reports Second Quarter 2025 Results

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Delivers second quarter revenue of $51.6 million with Non-GAAP Gross Margin of 49.1 percent, both above the midpoint of the outlook
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Continued design win momentum globally for ADAS products and new strategic quantum photonic initiative
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Announces signing of definitive agreement to acquire emotion3D to enhance vision software capabilities
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Strengthened balance sheet with repurchase of 2027 Convertible Notes

ALISO VIEJO, Calif. – August 7, 2025 – indie Semiconductor, Inc. (Nasdaq: INDI), an automotive solutions innovator, today announced second quarter results for the period ended June 30, 2025. Q2 revenue was $51.6 million with Non-GAAP gross margin of 49.1 percent, both above the midpoint of the outlook. On a GAAP basis, second quarter 2025 operating loss was $43.0 million compared to $36.6 million a year ago. Non-GAAP operating loss for the second quarter of 2025 was $14.5 million, compared to $17.2 million a year ago, representing continued progress toward profitability. Second quarter 2025 GAAP loss per share was $0.20, while Non-GAAP loss per share was $0.08.

“In Q2, indie delivered results above the midpoint of our outlook, demonstrating continued resilience in a challenging environment," said Donald McClymont, indie's co-founder and chief executive officer. “Momentum in ADAS is strong. Our flagship radar solution is progressing well with excellent customer feedback from global field trials which are nearing completion, after which production starts. The vision portfolio achieved key milestones including first cameras shipping in humanoid robot applications. Our technology leadership across radar and vision continues to strengthen, positioning indie to capitalize on the long-term growth in vehicle semiconductor content.”

Business Highlights

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Further positive validation of the performance of indie's 77GHz radar solution from advanced road trials performed by our Tier 1 customer
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Commenced production of iND880 vision processor at new Chinese OEM for Camera Monitoring System application
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Secured new Occupancy Monitoring System design-win for iND880 with Chinese OEM for EV platform
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Shipping iND880 powered camera in humanoid robot applications
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Captured wireless charging design-win at Japanese OEM through Tier 1 partner Hosiden
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Expanded wireless charging production with new Mahindra platform adoption
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Early design-wins for LXM-U laser in new quantum applications

Strategic Transaction

indie announced it has entered into a definitive agreement to acquire emotion3D GmbH, a Vienna, Austria-based leader in perception software targeting all applications of automotive computer vision. This acquisition will enhance indie's iND880 vision processor capabilities and enables software royalties in addition to chip sales. Subject to the terms of the definitive agreement, indie will pay $20 million at closing with potential earnout consideration of $10 million over earnout periods ending February 2027. With plans to close in Q4, subject to customary closing conditions, including regulatory clearance, the transaction is expected to be immediately accretive.

Capital Structure Optimization

During the quarter, indie repurchased $30 million of 2027 convertible notes at an attractive discount. The Company continues discussions regarding the potential sale of its partially-owned Chinese subsidiary, or alternatively an IPO exit in China, with any expected proceeds to be used for further capital structure optimization.

Q3 2025 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the header captioned “Discussion Regarding the Use of Non-GAAP Financial Measures” in this release for a further discussion of our use of non-GAAP measures.

For the third quarter of 2025, indie expects revenue between $52 million and $56 million, or $54 million at the midpoint, with Non-GAAP gross margin in the range of 49% to 50%.

indie’s Q2 2025 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its second quarter 2025 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877) 451-6152 (domestic) or (201) 389-0879 (international), Conference ID: 13754371.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on August 7, 2025, until 11:59 p.m. Eastern time on August 21, 2025, under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Access ID: 13754371.

About indie

Headquartered in Aliso Viejo, CA, indie is empowering the automotive revolution with next generation semiconductors, photonics and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, in-cabin user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. As a global innovator, we are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide.

Please visit us at www.indie.inc to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including statements regarding our continued progress towards profitability, momentum in ADAS, our growth, particularly in radar and vision, the timing of production for radar based on global field trials, the acquisition of emotion3D (the "Acquisition"), the expected timing to close the Acquisition, and the accretive nature of the Acquisition, and the potential sale of our partially-owned Chinese subsidiary, or alternatively an IPO exit in China, and expected use of proceeds, if any. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets, our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; current and potential trade restrictions and trade tensions, including trade and tariff actions taken or proposed by the US government affecting the countries where we operate and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Media Inquiries

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Investor Relations

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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$49,720	$49,009	$100,140	$97,587
Contract revenue	1,914	3,346	5,571	7,121
Total revenue	51,634	52,355	105,711	104,708
Operating expenses:
Cost of goods sold	30,693	30,241	62,221	60,330
Research and development	38,472	41,301	80,587	90,890
Selling, general, and administrative	18,355	17,447	37,722	39,769
Restructuring costs	7,107	—	7,107	—
Total operating expenses	94,627	88,989	187,637	190,989
Loss from operations	(42,993)	(36,634)	(81,926)	(86,281)
Other income (expense), net:
Interest income	2,226	1,076	4,493	2,385
Interest expense	(4,527)	(2,134)	(9,043)	(4,240)
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	90	17,331	4,893	32,690
Gain from extinguishment of debt	2,623	—	2,623	—
Other income (expense)	1,528	(553)	792	(800)
Total other income, net	1,940	15,720	3,758	30,035
Net loss before income taxes	(41,053)	(20,914)	(78,168)	(56,246)
Income tax benefit (provision)	(565)	(86)	(621)	1,023
Net loss	(41,618)	(21,000)	(78,789)	(55,223)
Less: Net loss attributable to noncontrolling interest	(2,580)	(1,840)	(5,205)	(4,884)
Net loss attributable to indie Semiconductor, Inc.	$(39,038)	$(19,160)	$(73,584)	$(50,339)

Net loss attributable to common shares — basic	$(39,038)	$(19,160)	$(73,584)	$(50,339)
Net loss attributable to common shares — diluted	$(39,038)	$(19,160)	$(73,584)	$(50,339)

Net loss per share attributable to common shares — basic	$(0.20)	$(0.11)	$(0.38)	$(0.30)
Net loss per share attributable to common shares — diluted	$(0.20)	$(0.11)	$(0.38)	$(0.30)

Weighted average common shares outstanding — basic	195,370,583	170,164,241	193,234,270	167,384,295
Weighted average common shares outstanding — diluted	195,370,583	170,164,241	193,234,270	167,384,295

INDIE SEMICONDUCTOR, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$192,560	$274,248
Restricted cash	10,293	10,300
Accounts receivable, net of allowance for doubtful accounts	59,134	52,005
Inventory	47,028	49,887
Prepaid expenses and other current assets	22,745	22,308
Total current assets	331,760	408,748
Property and equipment, net	40,628	34,281
Intangible assets, net	198,540	208,944
Goodwill	276,240	266,368
Operating lease right-of-use assets	14,590	16,107
Other assets and deposits	5,872	6,938
Total assets	$867,630	$941,386

Liabilities and stockholders' equity
Accounts payable	$19,667	$28,326
Accrued payroll liabilities	16,880	5,573
Contingent considerations	283	3,589
Accrued expenses and other current liabilities	20,496	29,297
Intangible asset contract liability	4,928	5,875
Current debt obligations	14,227	12,220
Total current liabilities	76,481	84,880
Long-term debt, net of current portion	338,226	369,097
Intangible asset contract liability, net of current portion	9,221	11,965
Deferred tax liabilities, non-current	12,900	11,660
Operating lease liability, non-current	13,291	14,278
Other long-term liabilities	2,415	4,111
Total liabilities	452,534	495,991
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—
Class A common stock	20	19
Class V common stock	2	2
Additional paid-in capital	963,886	936,564
Accumulated deficit	(567,628)	(494,044)
Accumulated other comprehensive loss	(5,873)	(24,655)
indie's stockholders' equity	390,407	417,886
Noncontrolling interest	24,689	27,509
Total stockholders' equity	415,096	445,395
Total liabilities and stockholders' equity	$867,630	$941,386

INDIE SEMICONDUCTOR, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Computation of non-GAAP gross margin:
GAAP revenue	$51,634	$52,355	$105,711	$104,708
GAAP cost of goods sold	30,693	30,241	62,221	60,330
Acquisition related expenses	(110)	(109)	(219)	(219)
Amortization of intangible assets	(4,172)	(3,727)	(8,012)	(7,462)
Inventory cost realignments	—	—	—	(145)
Share-based compensation	(125)	(388)	(418)	(488)
Non-GAAP gross profit	$25,348	$26,338	$52,139	$52,692
Non-GAAP gross margin	49.1%	50.3%	49.3%	50.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Computation of non-GAAP operating loss:
GAAP loss from operations	$(42,993)	$(36,634)	$(81,926)	$(86,281)
Acquisition related and other non-recurring professional expenses	63	558	223	1,753
Amortization of intangible assets	6,532	5,970	12,501	11,741
Inventory cost realignments	—	—	—	145
Share-based compensation	14,759	12,900	32,502	38,284
Restructuring	7,107	—	7,107	—
Non-GAAP operating loss	$(14,532)	$(17,206)	$(29,593)	$(34,358)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Computation of non-GAAP net loss:
Net loss	$(41,618)	$(21,000)	$(78,789)	$(55,223)
Acquisition related and other non-recurring professional expenses	63	558	223	1,753
Amortization of intangible assets	6,532	5,970	12,501	11,741
Inventory cost realignments	—	—	—	145
Share-based compensation	14,759	12,900	32,502	38,284
Restructuring	7,107	—	7,107	—
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	(90)	(17,331)	(4,893)	(32,690)
Gain from extinguishment of debt	(2,623)	—	(2,623)	—
Other (income) expense	(1,528)	553	(792)	800
Non-cash interest expense	672	265	1,329	515
Income tax (benefit) provision	565	86	621	(1,023)
Non-GAAP net loss	$(16,161)	$(17,999)	$(32,814)	$(35,698)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Computation of non-GAAP EBITDA:
Net loss	$(41,618)	$(21,000)	$(78,789)	$(55,223)
Interest income	(2,226)	(1,076)	(4,493)	(2,385)
Interest expense	4,527	2,134	9,043	4,240
Gain from change in fair value of contingent considerations and acquisition-related holdbacks	(90)	(17,331)	(4,893)	(32,690)
Gain from extinguishment of debt	(2,623)	—	(2,623)	—
Other (income) expense	(1,528)	553	(792)	800
Acquisition related and other non-recurring professional expenses	63	558	223	1,753
Depreciation and amortization	8,587	7,393	16,482	14,700
Inventory cost realignments	—	—	—	145
Share-based compensation	14,759	12,900	32,502	38,284
Restructuring	7,107	—	7,107	—
Income tax (benefit) provision	565	86	621	(1,023)
Non-GAAP net loss	$(12,477)	$(15,783)	$(25,612)	$(31,399)

For the Three Months Ended June 30, 2025
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	195,370,583
Weighted Average Class V common stock - Basic	17,621,251
Escrow Shares	1,725,000
TeraXion Unexercised Options	605,734
Non-GAAP share count	215,322,568

Non-GAAP net loss	$(16,161)
Less: Non-GAAP net income attributable to noncontrolling interest in Wuxi	1,224
Non-GAAP net loss attributable to indie Semiconductor, Inc.	$(17,385)
Non-GAAP net loss per share attributable to indie Semiconductor, Inc.	$(0.08)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) non-GAAP EBITDA, (v) non-GAAP share count, (vi) non-GAAP net loss and (vii) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (provision). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related and other non-recurring professional expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs and (v) share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) restructuring costs, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (provision). We calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring professional expenses (including acquisition-related or non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of fixed assets, (iv) inventory cost realignments, (v) restructuring costs, (vi) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (viii) share-based compensation, and (ix) income tax benefit (provision). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock held by minority shareholders, which are exchangeable into Class A common stock, (iii) Escrow Shares and (iv) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related and other non-recurring professional expenses - including such items as, when applicable, fair value charges incurred upon the sale of acquired inventory, accounting impact to the cost of goods sold due to one-time inventory costing realignment with a specific supplier, acquisition-related professional fees and legal expenses and other professional fees that are non-recurring in nature because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Amortization expenses - related to the amortization expense for acquired intangible assets and certain license rights.

Depreciation expenses - related to the depreciation expenses for all property and equipment on hand.

Inventory cost realignments - related to the supplier allocation premiums introduced during COVID that is currently incorporated in our inventory cost but have since been eliminated going forward. The impact of this premium is deemed non-recurring and therefore not considered by management in its evaluation of the ongoing performance of the business.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees (including those granted in lieu of cash compensation) and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Restructuring costs - related to the one-time expenses the Company incurs to reorganize its operations, which is primarily related to workforce reduction, long-lived intangible asset impairment, facilities and other purchase commitment charges.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (provision) - related to the estimated income tax benefit (provision) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP EBITDA is calculated by removing non-recurring, irregular and one-time items that may distort EBITDA, to the current non-GAAP financial measures. We calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related and other non-recurring expenses (including acquisition-related or other non-recurring professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of property, plant and equipment, (iv) inventory cost realignments, (v) restructuring costs, (vi) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (viii) share-based compensation, and (viii) income tax benefit (provision).

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, such as our forward-looking outlook for non-GAAP EBITDA, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related and other non-recurring professional expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.